Exhibit 99.4

Financial Statements

VIDACANN, LLC

December 31, 2022

TABLE OF CONTENTS

Page
Number

INDEPENDENT AUDITOR'S REPORT	1-2

FINANCIAL STATEMENTS

Balance Sheet	3

Statement of Income	4

Statement of Changes in Members' Equity	5

Statement of Cash Flows	6

NOTES TO FINANCIAL STATEMENTS	7 - 12

Steven D. Rawlins, CPA Gary M. Huggett, CPA David W. Howie, CPA

INDEPENDENT AUDITOR'S REPORT

To Management and the Members

Vidacann, LLC

Jacksonville, Florida

Opinion

We have audited the accompanying financial statements of Vidacann, LLC., which comprise the balance sheet as of December 31, 2022, and the related statement of income, changes in members equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vidacann, LLC. as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Vidacann, LLC. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Vidacann, LLC.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Jacksonville Office 4651 Salisbury Road, Suite 185 Jacksonville, FL 32256 P 904.396.2202 F 904.398.1315 www.mswcpa.com	1	Ponte Verda Office 822 A1A North, Suite 310 Ponte Verda Beach, FL 32082 P 904.280.5400 F 904.247.1665 www.mswcpa.com
Members of the American and Florida Institutes of Certified Public Accountants

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Vidacann, LLC.’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Vidacann, LLC.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Masters, Smith & Wisby P.A.
Certified Public Accountants
Jacksonville, Florida
May 19, 2023

VIDACANN, LLC.

BALANCE SHEET

December 31, 2022

ASSETS

Current Assets:
Cash and cash equivalents	$1,522,165
Inventory	4,498,664
Capitalized cultivation costs	2,561,596
Prepaid expenses	129,088
Total Current Assets	8,711,513

Property and Equipment:
Leasehold improvements	13,281,029
Machinery, equipment and vehicles	6,201,647
Furniture and fixtures	523,468
Computer equipment and software	262,924
Construction in progress	881,923
21,150,991
Accumulated depreciation	(2,980,278)
Total Property and Equipment	18,170,713

Other Assets:
Operating lease right-of-use assets	19,068,967
Intangible assets - net	81,081
Deposits and other assets	745,117
Total Other Assets	19,895,165

Total Assets	$46,777,391

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable	$435,984
Accrued expenses	297,406
Line of credit	2,971,706
Current portion of long-term debt	28,199
Current portion of operating lease liabilities	3,931,830
Total Current Liabilities	7,665,125

Long-Term Liabilities:
Long-term debt	23,872
Operating lease liabilities, less current portion	15,669,082
Due to investors	3,571,298
Total Long-Term Liabilities	19,264,252

Total Liabilities	26,929,377

Members' Equity	19,848,014

Total Liabilities and Members' Equity	$46,777,391

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF INCOME

Year Ended December 31, 2022

Net Sales	$36,565,102

Cost of Goods Sold	23,328,038

Gross Profit	13,237,064

Selling, General and Administrative Expenses:
Salaries, wages and related payroll expenses	15,000,340
Rent	3,990,596
Cultivation/branding fees	1,150,362
Packaging and supplies	5,680,711
Advertising	666,371
Automobile	278,614
Depreciation	1,014,637
Employee benefits	341,087
Contributions	27,685
Commissions	526,964
Insurance	778,091
Outside services	582,815
Professional fees	254,311
License and permits	239
Office expense	868,685
Taxes	123,501
Amortization	16,466
Retail expense	131,920
Product testing	743,465
Travel	116,369
Utilities	747,309
Repairs	325,140

Total Selling, General and Administrative Expenses	33,365,678

Applied overhead costs	(21,525,688)

Operating Income	1,397,074

Other Income (Expense):
Gain on sale of property and equipment	16,800
Interest expense	(344,777)

Net Income	$1,069,097

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

		Loop's	Ray of
	Loop's	Nursery &	Hope 4
	Dispensaries	Greenhouses	Florida
	LLC - 74%	Inc. - 1%	LLC - 25%	Total

Balances at January 1, 2022	$15,041,137	$1,955,400	$4,051,675	$21,048,212

Contributions of property	-	9,288	-	9,288

Distributions	(1,686,151)	(22,786)	(569,646)	(2,278,583)

Net income	791,132	10,691	267,274	1,069,097

Balances at December 31, 2022	$14,146,117	$1,952,593	$3,749,304	$19,848,014

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF CASH FLOWS

Year Ended December 31, 2022

Cash Flows from Operating Activities:
Net Income	$1,069,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,014,637
Amortization	206,488
(Increase) decrease in:
Inventory	805,275
Cultivation costs	(1,523,829)
Prepaid expenses	6,307
Other assets	7,902
Increase (decrease) in:
Accounts payable	(374,685)
Accrued expenses	1,218

Net cash provided by operating activities	1,212,410

Cash Flows From Investing Activities:
Purchase of property and equipment	(3,962,257)

Net cash used by investing activities	(3,962,257)

Cash Flows from Financing Activities:
Proceeds from line of credit	2,971,706
Repayment of long-term debt	(32,602)
Repayment to investor	(250,000)
Distributions to members	(608,211)

Net cash provided by financing activities	2,080,893

Net Decrease in Cash and Cash Equivalents	(668,954)

Cash and Cash Equivalents at Beginning of Year	2,191,119

Cash and Cash Equivalents at End of Year	$1,522,165

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$344,777

Non-Cash Investing and Financing Information:
Non-cash distributions	$1,670,372

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2022

A.         Summary of Significant Accounting Policies:

Nature of Business

Vidacann, LLC (the “Company”) d/b/a VidaCann is a limited liability corporation formed on June 13, 2019 and is the successor to Vidacann, Ltd. which was formed on September 5, 2017 and dissolved on June 13, 2019. The Company is licensed in the State of Florida as a Medical Marijuana Treatment Center under Florida Statue 381.986. The Company maintains cultivation facilities located in Jacksonville, FL and a manufacturing complex also located in Jacksonville. The Company operates 27 dispensaries located throughout the state of Florida.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. No such instruments were held at December 31, 2022.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, other current assets, accounts payable, accrued liabilities, and notes payable approximate fair value because of the short maturity of those instruments.

Inventory

Inventories are stated at the lower of cost or net realizable value based on their estimated value in the process from seed to finished product. Inventories of harvested plants are transferred from cultivation costs at an estimated cost based on the value of distilled oils. As the plants are processed into distilled oils, they are revalued to reflect the value added in the distillation process. A final revaluation is made as the oils are manufactured into the finished product. Unused packaging and hardware are initially valued at cost, less any reserves for obsolescence. All inventories are determined on the first in first out (“FIFO”) method of accounting.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method based on the following estimated useful lives of the assets:

Years
Leasehold improvements	40
Machinery and equipment	10
Vehicles	10
Furniture and fixtures	5-10
Computer equipment and software	3-10

`

Depreciation expense was $1,014,637 for the year ended December 31, 2022.

Expenditures for maintenance and repairs are charged to operations, while renewals and betterments are capitalized. The cost and associated accumulated depreciation of assets retired or disposed of are removed from the records and any resulting gain or loss is included in income.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2022

A.         Summary of Significant Accounting Policies (continued):

Capitalized Cultivation Costs

The Company has adopted FASB ACC 905 “Agricultural Producers and Agricultural Cooperatives”, which prescribes that all direct and indirect costs of growing crops be capitalized and reported at the lower of cost or net realizable value.

Intangible Assets

The Company has adopted FASB ASC 350, “Intangibles-Goodwill and Other.” This statement requires that an intangible asset with a definite life be amortized over that life in a pattern that reflects the use or consumption of the asset’s economic benefits. Intangible assets consist primarily of a licensing agreement with a 4-year life with a cost of $2,027,027. The accumulated amortization for this asset was $2,027,027 at December 31, 2022. Amortization expense was $190,034 in 2022 which is included as a component of cost of goods sold. For those assets that have no definite useful life, however, no amortization is to be recorded until the remaining useful life is no longer indefinite. Intangible assets that are thus not subject to amortization should be analyzed annually to determine if there has been an impairment of the asset’s value, i.e., whether future economic benefits associated with that asset are less than its current recorded value. If necessary, an impairment loss would then be recognized to reduce the asset’s carrying value to its current fair value.

Recent Accounting Pronouncements:

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842). This guidance amends existing lease standards requiring lessees to recognize a liability for what were previously defined as operating leases, an off-balance sheet item, on their balance sheets with a corresponding right to use asset. The Company adopted the requirements of the guidance effective January 1, 2022 and has elected to apply the provisions of this standard to the beginning of the period of adoption.  Comparative information has not been restated and continues to be reported under the accounting standards in effect for the prior period.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. The discount rate used is the U.S. Treasury par yield curve rate based on the information available at the commencement date for all leases. The right-to-use asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability. Lease cost for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, to not recognize right-to-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with short-term leases on a straight-line basis over the lease term.

Revenue Recognition

The Company has adopted Financial Accounting Standards Board (FASB) ASU 2014-09 Revenue from Contracts with Customers. This ASU establishes a uniform 5-step (performance obligations) process to ensure that revenues are recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods and services. The standard also distinguishes the timing of revenues of those transferred at a point in time and those that are transferred over time.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2022

A.         Summary of Significant Accounting Policies (continued):

The Company adopted the standard using the modified retrospective approach as allowed under the standard which allows only contracts not completed as of the date of adoption, with no restatement of comparative periods. Management has determined that the adoption of ASU 2014-09 has not significantly altered the way revenue is recognized for the Company.

The company generates all its revenue from retail sales of its medical marijuana products in the State of Florida to licensed patients via its retail dispensaries. The performance obligations of these sales are satisfied at a point in time when the customer transfers the transaction price to the Company and the customer receives the product.

Advertising and Promotion

Advertising and promotion costs are charged to operations when incurred. For the year ended December 31, 2022, the total cost of advertising and promotion charged to operations was $666,371.

Income Taxes

The Company reports to its members their proportionate share of its modified cash basis income or loss for each tax year, with the members including that income or loss in their respective income tax returns. The Company itself is not a taxpaying entity for federal or state income tax purposes and accordingly, no income taxes have been recorded in these financial statements. The Company takes certain tax positions which it believes are adhering to the laws established by the taxing authorities taking into consideration IRS Section 280E rules. The Company doesn’t believe it has taken any uncertain tax positions which could subject it to penalties or interest; therefore, none have been accrued in the accompanying financial statements.

Use of Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenue and expenses recognized during the period reported, actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through May 19, 2023, which is the date the financial statements were available to be issued.

B.         Inventory:

Inventory at December 31, 2022 consisted of the following:

Finish product - lab	$1,574,631
Finish product-dispensaries	1,612,298
Packaging and supplies	1,311,735

Total Inventory	$ 4,498,664

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2022

C.         Notes Payable:

Notes payable consist of the following:

2022

Notes payable to vehicle finance company, payable in monthly payments of $563 of principle and interest at rates ranging from 5.76% to 5.78%, secured by related vehicles, maturing March 2024 through August 2024

$ 5,956

Notes payable to equipment finance company, payable in monthly payments of $1,976 of principle and interest at 0%, secured by related equipment, maturities through July 2026	46,115
52,071
Less current obligation	(28,199)

Note payable, net of current portion	$ 23,872

Maturities of principal payment and the notes payable are as follows:

2023	$ 28,199
2024	10,717
2025	7,935
2025	5,220
$ 52,071

D.         Concentrations:

The Company is limited by Florida law to retail customers residing in the State of Florida who have a valid medical marijuana certificate.

E.         Lease Commitments:

The Company leases dispensary, cultivating, manufacturing facilities and vehicles under operating leases expiring in various years through 2029. The components of lease cost for the year ended December 31, 2022 are as follows:

Operating lease cost -buildings	$ 3,990,596
Operating lease costs – vehicles	125,307

Total Lease Cost	$ 4,115,903

Amounts reported in the consolidated balance sheet as of December 31, 2022 were as follows:

Operating lease ROU assets	$ 19,068,967

Current portion of operating lease liability	3,931,830

Long-term portion of operating lease liability	$ 15,669,082

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2022

E.         Lease Commitments (continued):

Other information related to leases as of December 31, 2022 was as follows:

Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating lease	$ 4,115,903

ROU assets obtained in exchange for lease obligations
Operating Leases	$ 19,608,967

Weighted average remaining lease term:
Operating leases	4.75 years

Weighted average discount rate:
Operating leases	1.32%

Maturities of lease liabilities under noncancelable orating leases as of December 31, 2022 are as follows:

2023	$ 4,266,378
2024	3,954,332
2025	3,641,345
2026	3,430,899
2027	3,386,415
Thereafter	1,569,352
Total undiscounted leases	20,248,721
Less inputted interest	(647,809)

Total	$ 19,600,912

F.           Line of Credit:

The Company has a bank line of credit available for a total of $3,000,000 secured by a blanket lien on business assets. This line of credit requires monthly interest payments at the WSJ Prime Rate plus 1.5% (9.00% at December 31, 2022). The line of credit is payable on demand and expires February 20, 2025.

G.           Related Party Transactions:

Due to Investors

The Company has amounts due to several investors totaling $1,376,817, with interest of 7.5% payable monthly These notes have no stated repayment terms. As repayment is not expected within the year they have been classified as long-term on the balance sheet.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2022

G.           Related Party Transactions (continued):

The Company has amounts due to three investors totaling $2,194,481, with interest ranging from 7.5% to 10% payable monthly. As repayment is not expected within the year they have been classified as long-term on the balance sheet.

Purchases

The Company’s vendor for certain packaging supplies is owned by an investor. The Company incurred expenses of $849,346 with this vendor for the year ended December 31, 2022.

Cultivation facility/land lease

In May of 2020, the Company entered into a land lease agreement for its cultivation facility with a member which calls for rent of $300,000 per year, per greenhouse not to exceed $4,000,000 per year. This agreement expires on December 31, 2029 with renewal options for two successive periods of five years each. During 2022, the Company operated 7 greenhouses the minimum rent payments for seven greenhouses are included in the schedule of lease payments at Note E.

Manufacturing facility lease

The Company leases its manufacturing facility under a ten -year lease agreement with an investor expiring on April 30, 2028. The initial base rent of $126,000 per year, plus additional amounts for insurance, taxes and common area maintenance and base rent increases of 3% per year. Rent expense related to this lease was $158,5170 for the year ended December 31, 2022. Future minimum lease payments are included in the schedule of lease payments at Note E.

H.         Concentrations of Credit Risk:

Cash balances are exposed to credit risk since the company periodically maintains balances in excess of FDIC insurance limits. The Company maintains its cash balances at a high-quality financial institution and does not believe it is exposed to any significant risk with respect to these cash balances. At December 31, 2022 cash balances exceed FDIC insured limits by $1,229,496.

I.           Retirement Plan

The Company has adopted a qualified 401(k) deferred compensation plan. Employees meeting certain eligibility requirements can participate in the plan by making elective salary deferrals up IRS limits. The plan provides for discretionary employer contributions as determined by management. The Company did not make any elective contributions to the plan for the years ended December 31, 2022.

J.           Subsequent Events

Under the provisions of the Coronavirus Aid, Relief, and Economic Security act (the “CARES Act”) the Company became eligible for a refund of certain payroll taxes paid. The Company has made a claim for $3,392,624 of which $1,696,312 was refunded to the company in the second quarter of 2023.